                                                                      Exhibit 11


THE LAMSON & SESSIONS CO. AND SUBSIDIARIES

EXHIBIT (11) - COMPUTATION OF EARNINGS PER COMMON SHARE

                                               SECOND QUARTER ENDED         FIRST HALF ENDED
                                             -------------------------   -------------------------
PRIMARY                                         1997          1996          1997          1996
                                             -----------   -----------   -----------   -----------
   Average common shares outstanding          13,310,351    13,295,417    13,308,218    13,293,584
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method using
        average market price                     230,205       486,199       234,869       401,556
                                             -----------   -----------   -----------   -----------
TOTALS                                        13,540,556    13,781,616    13,543,087    13,695,140

FULLY DILUTED
   Average common shares outstanding          13,310,351    13,295,417    13,308,218    13,293,584
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method                 273,973       516,838       256,753       427,784
                                             -----------   -----------   -----------   -----------
TOTALS                                        13,584,324    13,812,255    13,564,971    13,721,368


NET INCOME                                   $ 1,975,000   $ 3,603,000   $ 4,132,000   $ 5,615,000
                                             ===========   ===========   ===========   ===========
Earnings per common share and common
share equivalents:

   Primary Net Earnings Per Share            $      0.15   $      0.26   $      0.31   $      0.41
                                             ===========   ===========   ===========   ===========
   Fully Diluted Net Earnings Per Share      $      0.15   $      0.26   $      0.30   $      0.41
                                             ===========   ===========   ===========   ===========




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